Exhibit 5.1

June 8, 2020

Aytu BioScience, Inc.

373 Inverness Parkway, Suite 206

Englewood, Colorado 80112

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Aytu BioScience, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of up to 24,539,877.30 shares of common stock, par value $0.0001 per share, of the Company (the “Common Shares”), from time to time in connection with acquisitions by the Company of businesses, assets or securities of other companies (each an “Acquisition”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Common Shares are duly authorized and will be validly issued, fully paid and non-assessable when (i) the Company’s Board of Directors shall have taken all necessary corporate action to approve the issuance of the Common Shares in connection with an Acquisition, (ii) the Common Shares are issued in accordance with the Registration Statement and related prospectus (as amended and supplemented through the date of issuance, as applicable) and (iii) payment is made for the Common Shares in accordance with the applicable Acquisition agreement.

Our opinions expressed above are limited to the Delaware General Corporation Law and the federal laws of the United State of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP